UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 28, 2016

VYSTAR CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	000-53754	20-2027731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2480 Briarcliff Rd NE, #6, Suite 159, Atlanta, GA	30329
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(866) 674-5238

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

Effective December 28, 2016, the Company amended and restated its Articles of Incorporation. The description of the changes in such Articles are incorporated herein by reference to such description set forth in Item 5.07 herein.

Item 5.07     Submission to Matters to a Vote of Security Holders.

On or about December 2, 2016, the Company mailed its definitive Schedule 14C Information Statement (“Information Statement“) to its shareholders. Prior to the mailing of the Information Statement, the Company obtained the unanimous vote of its Board of Directors and the affirmative written consent of the holders of 65,322,832 shares of Company Common Stock constituting approximately 58.4% of the Company’s outstanding shares of Common Stock. Pursuant to such vote of the Company’s Board of Directors and Shareholders, the following actions were taken:

1.

Approval of the Company’s Amended and Restated Articles of Incorporation as set forth on Exhibit 3.1 filed herewith to provide for (i) a staggered Board of Directors effective in connection with the Company’s 2017Annual Meeting of Shareholders, (ii) an increase in the number of authorized shares of Common Stock of the Company from 150,000,000 to 250,000,000 shares, and (iii) to consolidate all prior amendments to the Company’s Articles of Incorporation.

2.

The election of William R. Doyle (2017), Mitsy Y. Mangum (2017), Michael X. Ianacone (2017), Ranjit K. Matthan (2018), Jason Meggs (2018) and Keith D. Osborn, M.D. (2018) as directors of the Companyfor terms expiring at the 2017 and 2018 annual meetings of shareholders.

3.

An advisory vote approving executive compensation for 2015.

4.

An advisory vote approving the frequency of the advisory vote on executive compensation to be held every three years.

5.

The ratification of the appointment of Porter Keadle Moore, LLC, as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

All actions were approved by all shareholders of the Company described above acting by written consent. No proxies were solicited.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

3.1 Amended and Restated Articles of Incorporation dated December 28, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION

December 28, 2016	By:	/s/ William R. Doyle
William R. Doyle President and Chief Executive Officer